Exhibit 10.1.1

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”) is made effective as of the 1st day of January 2017, by and between OLD LINE BANK, a Maryland-chartered commercial bank (the “Bank “ or Employer”) and JAMES W. CORNELSEN, (the “Employee”). This First Amendment amends in certain respects that certain Restated Employment Agreement dated December 10, 2015, between the Bank and Employee, (the “Original Restated Employment Agreement”).

1.	Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Restated Agreement.

2.	Amendments. The Original Restated Agreement is hereby amended as follows:

a.	The following sentence is hereby added to the end of Section 3.1 of the Original Restated Agreement:

“As of January 1, 2017, the Board extended the Term for one additional year, such that, as of such date, the Term was to expire as of March 31, 2021.

b.	The first sentence of Section 4.1 (a) of the Original Restated Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

(a)	“Base Salary”. During the Term the Employee will receive a base salary at the rate of $616,577.00 per annum, payable in substantially equal installments in accordance with the Bank’s regular payroll practices (“Base Salary”).

c.	The section identified as Section 4.1 (b)(ii) of the original Restated Agreement is hereby deleted in its entirety.

All of the provisions of the Original Restated Agreement are incorporated herein by reference and shall remain and continue in full force and effect as amended by the Third Amendment.

3.	Counterparts. The amendment may be executive in any number of counterparts, each of which shall be considered an original for all purposed but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment, under seal, as of February 23, 2017 effective as of January 1, 2017.

WITNESS/ATTEST:	OLD LINE BANK

/s/ Cathy A. Coughlin	By: /s/ Gregory S. Proctor
Cathy A. Coughlin	Gregory S. Proctor
Senior Vice President	Acting, Chairman of Compensation Committee

WITNESS:

/s/ Cathy A. Coughlin	/s/ James W. Cornelsen
Cathy A. Coughlin	James W. Cornelsen